UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2016

IMMUNE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9310

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 14, 2015, Immune Pharmaceuticals Inc. (the “Company”) notified The NASDAQ Stock Market LLC (“NASDAQ”) that following the resignation of Mr. Rene-Pierre Azria from the Company’s board of directors (the ”Board”), the Company’s Board was no longer comprised of a majority of independent directors as required by Listing Rule 5605(b)(1), the Audit Committee of the Board no longer has three members as required by Listing Rule 5605(c)(2)(A) and the Compensation Committee of the Board no longer has two members as required by Listing Rule 5605(d)(5).

On January 11, 2016, the Company received a letter from NASDAQ advising that the Company is no longer in compliance with Listing Rule 5605. Consistent with Listing Rules 5605(b)(1)(A), 5605(c)(4) and 5605(d)(4), NASDAQ will provide the Company with a cure period in order to regain compliance as follows: (1) until the earlier of the Company’s next annual stockholders’ meeting or December 3, 2016, or (2) if the next annual stockholders’ meeting is held before May 31, 2016, then the Company must evidence compliance no later than May 31, 2016.

The Company intends to regain compliance with these rules in the near term and it has retained a search firm to identify a replacement for Mr. Azria and to hire additional independent directors.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Dated: January 15, 2016	By:	/s/ Daniel G. Teper
		Name:	Daniel G. Teper
		Title:	Chief Executive Officer